Exhibit 10.15

Terra Innovatum S.R.L.

Via Matteo Trenta 117

Lucca, Italy

Effective As of [●], 2025

[●]

Gentlemen,

Reference is made to that certain Letter Agreement, dated as of [●], 2025 (the “Note Conversion Agreement”), between Terra Innovatum s.r.l., an Italian limited liability company (“Borrower”), and [●] (“Lender”). Pursuant to this letter agreement (this “Amendment”), the Buyer and the Seller Representative desire to amend the Note Conversion Agreement with Section 10 thereof. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Note Conversion Agreement.

1. Borrower and Lender hereby agree to amend Recital B of the Note Conversion Agreement to delete the last sentence thereof in its entirety.

2. Borrower and Lender hereby agree to amend Section l(b) of the Note Conversion Agreement to read in its entirety as follows:

“(b) “Coverage Amount” shall mean the number equal to 100% of the total number of New Shares issued to Lender in the event of conversion of the Obligations pursuant to Section 3(a) by Lender.”

3. Borrower and Lender hereby agree to amend Section 3(d) of the Note Conversion Agreement to read in its entirety as follows:

“(d) Liquidation Preference. From and after the termination of the executed Business Combination Agreement in respect of the Business Combination, in the event of any liquidation, dissolution or winding up of the Equity Issuer, Lender shall be entitled to be paid out of the assets of the Equity Issuer available for distribution to its shareholders, before and in preference to any payment made to the other shareholders of the Equity Issuer, an amount per New Share equal to the greater of (i) 150% of the Conversion Price, or (ii) such amount per New Share as would have been payable had such New Share participated in such distribution on a pro rata basis based on its relative percentage of the outstanding equity of the Equity Issuer as of immediately prior to such liquidation, dissolution or winding up. For the avoidance of doubt, upon consummation of the Business Combination, this Section 3(d) shall cease to apply to any New Share and shall become void and of no force or effect.”

4. Borrower and Lender hereby agree to amend Section 6(a) of the Note Conversion Agreement to read in its entirety as follows:

“(a) Warrant Issuance. As soon as reasonably practicable following the consummation of the Business Combination, the Quotaholders shall cause Borrower to deliver or cause to be delivered to Lender (i) warrants to subscribe for up to a number of ordinary shares of the Equity Issuer equal to the Coverage Amount at a subscription price of $11.50 per ordinary share, and (ii) warrants to subscribe for up to a number of ordinary shares of the Listed Entity equal to the Coverage Amount at a subscription price of $15.00 per ordinary share. The warrants will be exercisable within 36 months of the consummation of the Business and will not contain any anti-dilution rights.”

5. For clarification purposes, Borrower and Lender hereby agree to amend Section 6(b) of the Note Conversion Agreement to read in its entirety as follows:

“(b) Covenants of Lender; Fundraising. Lender shall to use its best efforts to actively participate in the PIPE transaction pursued in connection with the Business Combination, in exchange for which Lender shall receive, subject to applicable laws, a 3% commission on the amounts raised as a direct result of Lender’s fundraising efforts, which commission shall be payable, at Lender’s option, in cash or, if the Business Combination is consummated, in ordinary shares of the Listed Entity at the applicable Conversion Price.”

6. For clarification purposes, Borrower and Lender hereby agree to amend Section 3(a) of the Note Conversion Agreement to replace all references to the “Listed Entity” therein with references to the “Equity Issuer”.

7. Except as expressly amended by this Amendment, all the terms of the Note Conversion Agreement shall remain in full force and effect. On and after the date of this Amendment, each reference in the Note Conversion Agreement to “this Agreement”, “hereunder”, “hereof’, “herein” or words of like import shall mean and be a reference to the Note Conversion Agreement, as amended by this Amendment.

8. This Amendment may be executed (including by facsimile, PDF copy or other similar electronic transmission) with counterpart signature pages or in multiple counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of Borrower and Lender has executed this Amendment as of the date first written above.

TERRA INNOVATUM S.R.L.

By:
Name:
Title:

[Lender]

By:
Name:
Title: